News

DENBURY TO ACQUIRE PENN VIRGINIA
IN $1.7 BILLION TRANSACTION

Creates Leading, Diversified Mid-Cap Oil Producer with Top-Tier Industry
Margins and Strong Production Growth Trajectory

Adds New Core Area in Oil Window of the Eagle Ford Shale
Providing Short-Cycle Investment Optionality and Future EOR Potential

Immediately Accretive to Cash Flow Per Share and Other Key Per-Share Metrics

Denbury and Penn Virginia to Host Joint Conference Call at 7:30 a.m. CDT

PLANO, TX – October 28, 2018 – Denbury Resources Inc. (NYSE: DNR) (“Denbury”) and Penn Virginia Corporation (NASDAQ: PVAC) (“Penn Virginia”) today announced that they have entered into a definitive merger agreement pursuant to which Denbury will acquire Penn Virginia in a transaction valued at approximately $1.7 billion, including the assumption of debt. The consideration to be paid to Penn Virginia shareholders will consist of 12.4 shares of Denbury common stock and $25.86 of cash for each share of Penn Virginia common stock. Penn Virginia shareholders will be permitted to elect all cash, all stock or a mix of stock and cash, subject to proration, which will result in the aggregate issuance of approximately 191.6 million Denbury shares and payment of $400 million in cash. The transaction was unanimously approved by the board of directors of each company, and Penn Virginia shareholders holding 15% of the outstanding shares signed a voting agreement to vote “for” the transaction.

Chris Kendall, Denbury’s President and CEO, commented, “This transaction marks a defining moment for Denbury, meeting multiple strategic objectives to create a balanced, resilient, and growing business with significant scale, while reinforcing our position as the highest oil-weighted producer in our peer group. Penn Virginia’s Eagle Ford assets will add many years of high value, low breakeven development to our portfolio, complementing Denbury’s long-lived, high-margin assets.

“The combination is accretive to key per-share metrics and will immediately improve the Company’s leverage profile. The combined company will have a stronger balance sheet, enhanced by its growth trajectory and scale. We expect the combined company will generate positive free cash flow immediately, while growing at a meaningful and sustainable pace.

“Through this combination, we plan to focus Denbury’s significant enhanced oil recovery expertise on the prolific Eagle Ford shale, positioning us at the forefront of this exciting new arena for EOR. Denbury’s passion for improved oil recovery and our deep technical knowledge give us a strong advantage on this new frontier.”

John A. Brooks, President and Chief Executive Officer of Penn Virginia, stated, “Following the comprehensive strategic review process, we believe a merger with Denbury Resources maximizes value for our shareholders and represents an ideal outcome for our company and all of our stakeholders. The premium offered to Penn Virginia shareholders reflects our quality assets and the steps we have taken to enhance our business. Both companies share complementary attributes, including high-quality oil-weighted assets, peer-leading margins and the ability to generate significant free cash flow. Applying Denbury’s demonstrated expertise in enhanced oil recovery to the oil-rich resources of our large, contiguous Eagle Ford acreage provides our shareholders the opportunity to maximize value acceleration of Penn Virginia’s South Texas unconventional oil shale assets. As a result, the transaction will result in a combined company that is uniquely positioned for long-term success, and provides Penn Virginia’s shareholders with excellent value and significant upside.”

Mr. Brooks added, “As we embark on this unique and exciting combination with Denbury, I also want to take this opportunity to recognize Penn Virginia’s most important asset, our employees. I believe they are one of the best teams in the business, and this transaction recognizes the value created by their efforts.”

STRATEGIC RATIONALE

•	Provides a new core position in the oil window of the Eagle Ford in close proximity to Denbury’s existing Gulf Coast operations

•	Enhances investment diversity by adding a significant inventory of short cycle unconventional development opportunities to Denbury’s medium cycle EOR project portfolio

•	Provides the opportunity to leverage Denbury’s EOR expertise in the emerging Eagle Ford Shale EOR play

•	Reinforces Denbury’s leading oil weighting among its peer group

•	Strong combined free cash flow profile provides capital utilization optionality

•	Immediately accretive to cash flow per share and other key per-share metrics

•	Enhanced size and scale and reduced pro forma leverage create a strong credit profile that should result in a lower long-term cost of capital

COMBINED PRO FORMA COMPANY HIGHLIGHTS

•	Forms a leading, diversified mid-cap oil producer with top-tier industry margins, strong production growth trajectory and ability to generate significant free cash flow

•	$6.0 billion enterprise value as of October 26, 2018

•	343 MMBOE(1) of proved oil, natural gas liquids and natural gas reserves at December 31, 2017

•	84 MBOE/d second quarter 2018 production

•	Industry leading oil weighting with 94% liquids production and 90% oil production

•	$915 million second quarter 2018 annualized EBITDAX ($1.2 billion excluding second quarter hedge settlements)

•	70% of production tied to LLS pricing, which has historically attracted strong premiums to WTI NYMEX pricing

TRANSACTION DETAILS

Under the terms of the definitive merger agreement, shareholders of Penn Virginia will receive, subject to proration, a combination of 12.4 shares of Denbury common stock and $25.86 of cash for each share of Penn Virginia common stock, representing consideration to each Penn Virginia shareholder of $79.80 per share based on the closing price of Denbury common stock on October 26, 2018. Penn Virginia shareholders will have the option to receive all stock or all cash, subject to proration such that the overall mix of consideration does not result in more or less than $400 million in cash being paid. The overall mix of consideration will be 68% Denbury common stock and 32% cash. The stock portion of the consideration received by Penn Virginia’s shareholders is expected to be tax-free. Upon closing of the transaction, Denbury stockholders will own approximately 71% of the combined company, and Penn Virginia shareholders will own approximately 29%.

Denbury intends to finance the transaction with a combination of equity (issued to Penn Virginia shareholders), debt and cash on hand. Denbury has received a financing commitment letter from JPMorgan Chase Bank, N.A. for a new $1.2 billion senior secured bank credit facility, replacing its current facility under which no amounts are currently outstanding, and a $400 million senior secured second lien bridge financing. The two new debt financings will be used to fully or partially fund the $400 million cash portion of the consideration, potentially retire and replace Penn Virginia’s $200 million second lien term loan, replace Penn Virginia’s existing bank credit facility, which had $283 million drawn and outstanding as of September 30, 2018, and pay fees and expenses.

(1)	Pro forma for the Penn Virginia acquisition of Eagle Ford assets from Hunt Oil Company on March 1, 2018 based on SEC pricing.

The transaction, which is expected to close in the first quarter of 2019, is subject to the approval of Penn Virginia shareholders and is subject to approval by Denbury’s stockholders of the issuance of common stock and an amendment to Denbury’s charter to increase its authorized shares. The transaction is also conditioned on clearance under the Hart-Scott Rodino Act and other customary closing conditions.

The merger agreement contains a covenant that upon its closing, Denbury’s board of directors will be expanded from eight directors to ten directors, to include two independent members of Penn Virginia’s board of directors who are mutually agreed upon by Denbury and Penn Virginia.

ADVISORS

Guggenheim Securities, LLC acted as lead financial advisor to Denbury. J.P. Morgan Securities LLC also provided financial advice to Denbury with respect to capital structure and financial aspects of the transaction and provided a financing commitment letter for a new $1.2 billion bank revolving credit facility and a $400 million senior secured second lien bridge loan. Jefferies LLC acted as financial advisor to Penn Virginia. Vinson & Elkins LLP acted as legal counsel to Denbury. Skadden, Arps, Slate, Meagher & Flom LLP and Gibson, Dunn & Crutcher LLP acted as legal counsel to Penn Virginia.

INVESTOR AND ANALYST CALL

Denbury will host a conference call for investors and analysts at 7:30 AM CDT on Monday, October 29, 2018 to discuss this transaction. Additionally, Denbury will post presentation materials on its website, which will be referenced during the conference call. Individuals who would like to participate should dial 800.230.1092 or 612.234.9960 ten minutes before the scheduled start time. To access a live webcast of the conference call and accompanying slide presentation, please visit the investor relations section of Denbury’s website at www.denbury.com. The webcast will be archived on the website, and a telephonic replay will be accessible for at least one month after the call by dialing 800.475.6701 or 320.365.3844 and entering confirmation number 456361.

DENBURY RESOURCES INC.

Denbury is an independent oil and natural gas company with operations focused in two key operating areas: the Gulf Coast and Rocky Mountain regions. Denbury’s goal is to increase the value of its properties through a combination of exploitation, drilling and proven engineering extraction practices, with the most significant emphasis relating to CO2 enhanced oil recovery operations. For more information about Denbury, please visit www.denbury.com. The information on Denbury’s website is not part of this release.

PENN VIRGINIA CORPORATION

Penn Virginia is a pure-play independent oil and gas company engaged in the development and production of oil, NGLs and natural gas, operating in the Eagle Ford shale in south Texas. For more information, please visit www.pennvirginia.com. The information on Penn Virginia’s website is not part of this release.

NO OFFER OR SOLICITATION

This communication relates to a proposed business combination transaction (the “Transaction”) between Denbury and Penn Virginia. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, of the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Transaction, Denbury and Penn Virginia will file a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (the “SEC”). Investors and security holders are urged to carefully read the definitive joint proxy statement/prospectus when it becomes available because it will contain important information regarding Denbury, Penn Virginia and the Transaction.

A definitive joint proxy statement/prospectus will be sent to stockholders of Denbury (to approve issuance of Denbury common stock in the Transaction and to amend Denbury’s certificate of incorporation to increase its authorized shares) and sent to Penn Virginia shareholders seeking their approval of the transaction. This document is not a substitute for any prospectus, proxy statement or any other document which Denbury or Penn Virginia may file with the SEC in connection with the proposed Transaction. INVESTORS AND SECURITY HOLDERS OF DENBURY AND PENN VIRGINIA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when available) and other documents filed by Denbury and Penn Virginia with the SEC at the SEC’s website, www.sec.gov. The definitive joint proxy statement/prospectus (when available) and such other documents relating to Denbury may also be obtained free-of-charge by directing a request to Denbury,

Attn: Investor Relations, 5320 Legacy Drive, Plano, Texas 75024, or from Denbury’s website, www.denbury.com. The definitive joint proxy statement/prospectus (when available) and such other documents relating to Penn Virginia may also be obtained free-of-charge by directing a request to Penn Virginia, Attn: Clay Jeansonne, 16285 Park Ten Place, Suite 500, Houston, TX 77084, or from Penn Virginia’s website, www.pennvirginia.com.

Denbury, Penn Virginia and certain of their respective directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information concerning the interests of the persons who may be “participants” in the solicitation will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find more detailed information about Denbury’s executive officers and directors in its definitive proxy statement filed with the SEC on April 12, 2018. You can find more detailed information about Penn Virginia’s executive officers and directors in its definitive proxy statement filed with the SEC on March 28, 2018 and Form 8-K filed with the SEC on September 12, 2018. Additional information about Denbury’s executive officers and directors and Penn Virginia’s executive officers and directors can be found in the above-referenced joint proxy statement/prospectus when it becomes available.

FORWARD LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Denbury or Penn Virginia expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Transaction, pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of Denbury may not approve the issuance of new shares of common stock in the Transaction or the amendment of Denbury’s charter or that shareholders of Penn Virginia may not approve the merger agreement, the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all, the risk that any announcements relating to the Transaction could have adverse effects on the market price of Denbury’s common stock or Penn Virginia’s common stock, the risk that the Transaction and its announcement could have an adverse effect on the ability of Denbury and Penn Virginia to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending Transaction could distract management of both entities from ongoing business operations or cause them to incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Denbury’s or Penn Virginia’s control, including those detailed in Denbury’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at www.denbury.com and on the SEC’s website at www.sec.gov. and those detailed in Penn Virginia’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Penn Virginia’s website at www.pennvirginia.com and on the SEC’s website at www.sec.gov. All forward-looking statements are based on assumptions that Denbury or Penn Virginia believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Denbury and Penn Virginia undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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DENBURY CONTACTS:
Mark C. Allen, Executive Vice President and Chief Financial Officer, 972.673.2000
John Mayer, Director of Investor Relations, 972.673.2383

PENN VIRGINIA CONTACTS:
Steve Hartman, Senior Vice President and Chief Financial Officer, 713.722.6500
Clay Jeansonne, Investor Relations, 713.722.6540